Exhibit 3.02

NBHSA INC.

ARTICLES OF AMENDMENT

TO THE

FIRST AMENDED AND RESTATED

ARTICLES OF INCORPORATION

NBHSA Inc. (the “Corporation”), pursuant to the provisions of the Indiana Business Corporation Law, as amended (the “Act”), desiring to give notice of corporate action effecting the amendment of its First Amended and Restated Articles of Incorporation, hereby sets forth the following facts:

ARTICLE I

Amendment to the First Amended and Restated Articles of Incorporation

Article FIRST of the First Amended and Restated Articles of Incorporation of the Corporation is hereby deleted in its entirety and replaced with the following:

“FIRST:    The name of the Corporation is Biglari Holdings Inc.”

ARTICLE II

Manner of Adoption and Vote

Each of the sole shareholder and the Board of Directors of the Corporation duly approved and adopted the foregoing Amendment to the First Amended and Restated Articles of Incorporation by written consent resolutions dated as of April 27, 2018, subject to the completion of the merger of BH Merger Company, an Indiana corporation, with and into Biglari Holdings Inc. (now known as OBH Inc.), an Indiana corporation, with Biglari Holdings Inc. (now known as OBH Inc.) as the surviving corporation (the “Merger”). As of the Effective Time (as such term is defined in the that Amended and Restated Agreement and Plan of Merger by and among the Corporation, Biglari Holdings Inc. (now known as OBH Inc.) and BH Merger Company dated March 5, 2018), the Merger will be completed.

ARTICLE III

Compliance with Legal Requirements

The manner of approval and adoption of the foregoing Amendment to the First Amended and Restated Articles of Incorporation of the Corporation constitutes full legal compliance with the Act and the Articles of Incorporation and the Bylaws of the Corporation.

ARTICLE IV

Effective Date and Time

These Articles of Amendment shall be effective at 5:03 P.M. Eastern Daylight Time on April 30, 2018.

The undersigned authorized representative of the Corporation hereby verifies, subject to the penalties of perjury, that the statements contained are true as of April 27, 2018.

/s/ Sardar Biglari
Sardar Biglari
Chief Executive Officer

[Signature page to the Articles of Amendment for NBHSA Inc.]

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